EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on this Form S-8 pertaining to the 2020 Equity Incentive Plan of Acro Biomedical Co., Ltd. (the “Company”) of our report dated March 27, 2020 with respect to the financial statements of the Company included in its December 31, 2020 Transition Report on Form 10-K filed with the Securities and Exchange Commission.

/s/ Prager Metis CPAs, LLC

Hackensack, New Jersey

December 14, 2020